EXHIBIT (4) (d) Stock Agreement with Romanick, Lavin, Huss & Paoli

Health Professionals Inc.
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515 E. Las Olas Blvd, Suite 1600, Fort Lauderdale, FL 33301 * (305) 766-2552

                                                   September 29, 1995

ROMANIK LAVIN HUSS & PAOLI
1901 Harrison Street
P.O. Box 1040
Hollywood, FL 33020

Gentlemen:

         In connection with the services that your firm has rendered to Health Professionals, Inc. and its subsidiaries, this letter shall confirm and memorialize HPI's agreement to effectuate partial payment of your invoices by issuing to your firm 50,000 shares of the Company's common stock. This shall further confirm the company's agreement to register the stock should the Company undertake to file an S-8 registration statement.

         I would ask that you memorialize your acceptance of this agreement by signing below.

                                     Very truly yours,

                                      /s/Bradford J. Beilly
                                      ---------------------------------
                                      Bradford J. Beilly
                                      Vice President-General Counsel

BJB:cp

Accepted and Agreed:

/s/ROMANIK LAVIN HUSS & PAOLI
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ROMANIK LAVIN HUSS & PAOLI